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
                                                                                         EXHIBIT 11

                                American Greetings Corporation
                                ------------------------------
                              Computation of Earnings Per Share
                              ---------------------------------

                                                                           (Unaudited)
                                                                    Six Months Ended August 31,
                                                                 ----------------------------------

                                                                    1994                    1993
                                                                 ----------             -----------
            Average number of
             common shares outstanding                           74,254,245             73,456,742
                                                                 ==========             ==========

            Net income (thousands)                               $   46,578             $   22,764
                                                                 ==========             ==========

            Primary earnings per share                           $      .63             $      .31
                                                                 ==========             ==========
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                            Computation of Fully-Diluted Earnings Per Share  (a)


                                                                            (Unaudited)
                                                                    Six Months Ended August 31,
                                                                 ---------------------------------

                                                                    1994                   1993
                                                                 ----------             ----------
             Average number of common
             shares outstanding
             on a fully diluted
             basis assuming exercise of
             stock options based on
             the treasury stock method
             using the ending market price
             which was higher than the
             average market price                                75,578,443             74,760,272
                                                                 ==========             ==========

             Net income (thousands)                              $   46,578             $   22,764
                                                                 ==========             ==========

             Fully-diluted earnings
               per share                                         $      .62             $      .30
                                                                 ==========             ==========


            (a) This calculation is submitted in accordance with the Securities Exchange Act of 1934, although not required by Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.
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